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                                                                  EXHIBIT 10.28

                             MANUFACTURING AGREEMENT

      This MANUFACTURING AGREEMENT (the "Agreement") is made as of March ___, 1998 (the "Effective Date"), between The Delicious Frookie Company, Inc., a Delaware corporation, with its principal place of business at 2720 River Road, Suite 126, Des Plaines, Illinois 60018 ("DFC"), and Pate's Bakery LLC, a Delaware limited liability company, with its principal place of business at 1450 Pate Plaza Road, South Beloit, Illinois 61080 ("Pate's").

                               W I T N E S S E T H

      WHEREAS, DFC, contemporaneous with the execution and Effective Date of this Agreement, has purchased all of the outstanding capital interests in Salerno Foods, L.L.C. ("Salerno");

      WHEREAS, in connection with such purchase, DFC has become the successor in interest to Salerno's interests and obligations;

      WHEREAS, Salerno and Pate's entered into a Manufacturing Agreement effective as of January 22, 1996 (the "Old Manufacturing Agreement");

      WHEREAS, Pate's and DFC are willing to terminate the Old Manufacturing Agreement and to enter into this Agreement in place thereof; and

      NOW, THEREFORE, in consideration of these recitals and the agreements hereinafter set forth, and other valuable consideration, the parties hereto agree as follows:

1. Termination of Old Manufacturing Agreement

      DFC (as successor in interest to Salerno) and Pate's hereby agree to terminate the Old Manufacturing Agreement, effective upon the Effective Date, and they further agree that following the Effective Date the Old Manufacturing Agreement shall be void and shall be of no continued force or effect.

2. Definitions

      2.1. "FDCA" means the Federal Food, Drug, and Cosmetic Act, as amended from time to time, together with all regulations issued by the Food and Drug Administration and any other governmental agency pursuant thereto.

      2.2. "DFC Product" means any products of DFC which are manufactured by Pate's for DFC pursuant to the terms of this Agreement.

      2.3. "FTCA" means the Federal Trade Commission Act, as amended from time to time, together with all regulations issued by the Federal Trade Commission and any other governmental agency pursuant thereto.

      2.4. "Plant" means Pate's production facilities, wherever located.

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      2.5. "Product" means, collectively, the Salerno Product and the DFC
Product.

      2.6. "Salerno Product" means all product(s) manufactured for or on behalf of DFC and marketed by DFC under the Salerno's or Mama's name brand, at all times now or in the future, including, but not limited to, those products described on Exhibit A attached hereto and incorporated herein.

      2.7. "Specifications" means the specifications and quality control requirements for the Product and for any ingredients and packaging materials that DFC provides to Pate's from time to time.

      2.8. "Technical Information" means all customer and business information and all formulas, quality control data, test data, and all other scientific and technical data and information relating to the Products which are now owned or controlled by DFC or which may hereafter be developed by either party in connection with the Product.

      2.9. "Unit Cost" means the per unit price charged by Pate's to DFC for the Salerno Products or the DFC Products, as the case may be, F.O.B. Pate's Plant and exclusive of freight charges, as set forth on Exhibit A.

3. Raw Materials and Packaging Materials

      3.1. Approved Suppliers. Raw materials and packaging materials for the Products shall only be purchased by Pate's from suppliers that have been approved by DFC, which approval shall not be unreasonably withheld. As of the date hereof, the suppliers described on Exhibit B, attached hereto and incorporated herein, have been approved by DFC. Notwithstanding the foregoing, all raw materials and packaging materials purchased by Pate's shall comply with the applicable Specifications. DFC, in its reasonable determination, may withdraw approval of any suppliers that cannot comply with the applicable Specifications.

      3.2. Inventory. Pate's shall order and maintain an inventory of raw materials and packaging materials sufficient to meet DFC's production needs, as determined by the orders provided by DFC under Section 4. Pate's shall not be required to maintain such inventory in excess of a rolling ninety (90) day supply.

      3.3. Promotion Materials. DFC may, from time to time, provide promotional materials or coupons to Pate's for insertion into the Product packaging. Such promotional materials or coupons shall meet Pate's reasonable weight and size requirements for Pate's equipment as communicated by Pate's to DFC. DFC shall notify Pate's of such insertions at the time the applicable order is made by DFC, and the parties shall mutually agree upon the manner in which such insertions will be made by Pate's for such order. There shall be no charge to DFC in connection with such insertions unless Pate's incurs a cost increase directly or indirectly resulting from such insertions, which increase Pate's can substantiate. Any such substantiated cost increase may be charged by Pate's to DFC if Pate's has notified DFC of such cost increase prior to the performance of any insertion work by Pate's.

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4. Production, Production Forecasts, Shipping Orders, and Reports

      4.1. Production. Pate's shall manufacture and package Products at the Plant, in quantities ordered by DFC, in accordance with the terms and conditions set forth in this Agreement. Pate's acknowledges it has reviewed and understands fully the Specifications that DFC has provided Pate's with respect to the Product. DFC may hereafter publish and provide to Pate's, with reasonable advance notice, a quality assurance manual ("Quality Assurance Manual"), and Pate's will comply with all Specifications contained therein. Pate's agrees that DFC may supplement or otherwise modify such Specifications upon reasonable notice to Pate's.

      4.2. Production Forecasts. Beginning on the Effective Date, and at each one (1) month interval thereafter, DFC shall provide Pate's with a first month production/purchase order for the following month, together with forecasts of DFC's anticipated needs for quantities of Product per month during the two (2) month period following such first month. Such first month production/purchase orders shall be firm and shall be filled by Pate's in accordance with this Agreement. Such forecasts provided by DFC are for the convenience of Pate's only, and shall not constitute purchase orders.

      4.3. Forecast Updates. Approximately quarterly, DFC shall provide Pate's with production forecast updates for the remainder of the calendar year. Such forecasts provided by DFC are for the convenience of Pate's only, and shall not constitute purchase orders.

      4.4. Storage and Shipment. Pate's shall provide suitable storage and warehouse space for all Product for the time and to the extent required for Pate's to perform its obligations under this Agreement, which time shall not exceed fourteen (14) days from the originally-scheduled shipping date set forth in the applicable purchase order for Product. Product is to be stored in clean space, suitable for storage of food and protection of its contents with respect to integrity and quality, in compliance with good commercial practice and all applicable laws, rules, and regulations, including, without limitation, FDCA regulations. Such storage and warehousing of Product shall be solely at Pate's expense. Pate's shall load Product onto such carriers as DFC designates. All Product is delivered F.O.B. Pate's dock and all risk of loss of the Products shall remain with Pate's until loaded onto such carriers designated by DFC, unless DFC and Pate's shall otherwise mutually agree. If DFC and Pate's shall mutually agree that certain Product shall be delivered other than F.O.B. Pate's dock, then Product shall be shipped F.O.B. DFC's dock, and all risk of loss of Product shall remain with Pate's until loaded onto DFC's dock; the carrier selection, shipment, and payment procedures and bill of lading requirements shall be subject to DFC's approval, which approval shall not be unreasonably withheld and shall be in accordance with any reasonable instructions issued by DFC. Product is to be shipped via clean trucks and trailers suitable for transportation of food and protection of its contents, with respect to integrity and quality, in compliance with good commercial practice and all applicable laws, rules, and regulations, including, without limitation, Department of Transportation regulations. Pate's is responsible for shipping all Product in accordance with this Agreement.

      4.5. Shipping Instructions. Pate's shall prepare the Product for shipment to DFC in quantities and on dates designated by DFC. DFC shall send shipping instructions via facsimile to Pate's at least three (3) weeks before the shipment date designated by DFC. Adjustments to

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shipping instructions made less than three (3) weeks prior to the requested shipping date may be made upon mutual agreement of DFC and Pate's.

      4.6. Substitution of Products. Subject to Pate's consent, which consent may not be unreasonably withheld, DFC may request Pate's to substitute another product for any Product, in each case, such substitute product being a product that Pate's is reasonably capable of producing. Except for Product which is the subject of a written purchase order submitted by DFC, at any time and from time to time, DFC may cancel any order previously projected or estimated. Any substitute products shall be deemed "Products" under and as defined in this Agreement.

      4.7. Production and Shipping Reports. Pate's shall provide DFC with daily production reports and daily shipment of finished goods reports, in such form as DFC reasonably requests. Reports from Pate's facilities shall be sent to DFC by facsimile in the manner set forth in Section 20.1

      4.8. Inventory Reports. Pate's shall provide DFC with a daily report of Pate's inventories of finished Product and materials. The report shall be delivered by facsimile in the manner set forth in Section 20.1.

5. Pate's Right of First Refusal.

      5.1. DFC agrees to first order and purchase from Pate's all requirements it may have, from time to time, for all Salerno Products which DFC chooses to manufacture or market now or in the future, and to do so in accordance with the provisions of this Agreement ("Pate's Right of First Refusal"). Pate's Right of First Refusal shall be as further described in this Section 5.

      5.2. DFC shall provide Pate's with at least six (6) months' prior written notice of the termination date of any existing manufacturing, supply, or similar agreement by and between DFC and a party other than Pate's, relating to Salerno Products. DFC shall also provide Pate's with six (6) months' advance written notice of DFC's intent to produce a new Salerno Product, or to materially modify the Specifications, requirements, or pricing of an existing Salerno Product. Pate's shall have the right of first refusal to produce pursuant to this Agreement all Salerno Products being supplied by another manufacturer or following the termination date under any existing manufacturing, supply, or similar agreements, and all new or modified Salerno Product requirements.

      5.3. In the event any supplier to DFC fails to deliver Salerno Products to DFC, or materially breaches a supply or similar agreement with DFC relating to Salerno Product, such that DFC intends to or contemplates seeking such Salerno Products from another supplier, DFC shall provide Pate's with written notice of DFC's requirements relating to such Salerno Products, as far in advance as reasonably practical. Pate's shall have the right of first refusal to produce such Salerno Products pursuant to this Agreement.

      5.4. DFC's obligations pursuant to this Agreement to first order any Salerno Product requirements from Pate's are subject to the following conditions:

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                  (a) Pate's has demonstrated to DFC's satisfaction and
            approval, which approval DFC shall not unreasonably withhold, that Pate's is capable of providing the manufacturing facilities, available equipment, and storage capacity reasonably necessary for such requirements;

                  (b) Pate's has demonstrated to DFC's satisfaction and
            approval, which approval DFC shall not unreasonably withhold, that Pate's is capable of delivering requirements for Salerno Product in accordance with DFC's reasonable scheduling needs;

                  (c) any sample quality and test-run quality requirements of
            DFC for the Salerno Product(s) comprising such requirements meet DFC's published specifications, and the other conditions set forth in this Agreement; and

                  (d) this Agreement has not been terminated pursuant to Section
            17 herein, due to Pate's material breach of any terms hereof.

            5.4.1 In connection with all Salerno Products referenced in Section 5.2, if following diligent investigation, inquiry, and conference with Pate's, DFC in good faith does not believe Pate's satisfies anyone or more of the conditions listed in Section 5.4(a), (b), or (c), DFC shall give Pate's written notice of such determination no later than two (2) months following the date the written notice referenced in Section 5.2 is delivered to Pate's. Such notice shall state in detail the conditions(s) Pate's does not satisfy and the reasons DFC believes Pate's does not satisfy the stated condition(s).

            5.4.2 Pate's shall have sixty (60) days following receipt of the written notice referenced in Section 5.4.1 to cure any inability to satisfy any condition(s) listed in a notice from DFC pursuant to Section
      5.4.1. In the event such failure cannot be reasonably cured within sixty
      (60) days, provided Supplier commences such cure within thirty (30) days of receipt of a notice from DFC pursuant to Section 5.4.1, and thereafter diligently pursues the cure to completion.

                  (a) In connection with all products referenced in Section 5.3, if following diligent investigation, inquiry, and conference with Pate's, DFC in good faith believes Pate's does not satisfy one or more of the condition(s) listed in Section 5.4(a), (b), or (c), DFC shall give Pate's written notice of such determination within ten
            (10) days following the date the written notice referenced in
            Section 5.3 is delivered to Pate's. Such notice shall state in detail the condition(s) Pate's does not satisfy, the reasons DFC believes Pate's does not satisfy the stated condition(s), and the detailed state of facts that would have to exist for Pate's to satisfy the stated condition(s).

                  (b) Pate's shall have twenty (20) days following receipt of the written notice referenced to in Section 5.4.2(a), to cure any inability to satisfy any conditions listed therein.

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                  (c) As soon as reasonably practical, but in no event more than forty five (45) days following receipt of any notice referenced in
            Section 5.2 and not longer than ten (10) days following receipt of any notice referenced in Section 5.3, Pate's shall notify DFC of the unit price it will agree to deliver Salerno Products requested in the notice from DFC.

      5.5. Within thirty (30) days of DFC's receipt of such suggested pricing regarding Salerno Products contained in a notice from DFC pursuant to Section 5.2, and within five (5) days of DFC's receipt of suggested pricing regarding Salerno Products contained in a notice from DFC pursuant to Section 5.3, the parties shall meet and agree upon a price. If the parties so agree, such Salerno Products and pricing shall be added to Exhibit A and shall thereafter be produced for DFC by Pate's pursuant to this Agreement.

            If the parties cannot so agree, DFC may seek bona fide independent third party manufacturers or contract packers to provide to DFC written commitments to supply such Products pursuant to substantially identical terms as this Agreement, other than price. Upon receipt of such commitments, DFC shall supply Pate's with a written summary of all of the material terms and prices contained in each commitment received, and the identity of the commitment DFC intends to accept subject to Pate's rights herein. The summary delivered to Pate's shall be certified as complete and accurate by the President or Chief Financial Officer of DFC. Pate's shall have ten (10) days from receipt of a certified summary of such bona-fide written commitments from independent suppliers to agree to produce Products therein referenced, at the price set forth in the summary of the commitment DFC has designated it will accept.

            In the event Pate's agrees to produce Salerno Products for the same or lesser price as that set forth in the certified summary of the commitment DFC has designated it will accept, then such Salerno Products and pricing shall be added to Exhibit A and such Salerno Products shall thereafter be produced for DFC by Pate's pursuant to this Agreement.

      5.6. In the event Pate's does not cure its inability to satisfy the conditions contained in a notice received from DFC pursuant to Section 5.2 or
5.3 within the time periods set forth in Sections 5.4.2 and 5.4.2(b), or if Pate's does not agree to produce Salerno Products for the price included in a written commitment designated for acceptance by DFC within the time periods set forth in Sections 5.4.2(c), then DFC may (for a period of thirty (30) days after the earlier to occur of (i) expiration of such time periods; or (ii) receipt of Pate's written notice it will not cure such conditions or meet the designated commitment prices) enter into a manufacturing supply or similar agreement with an independent third party on terms not more favorable to the independent supplier than those in this Agreement and the notices given pursuant to this
Section 5, provided the term of any such supply or similar agreement shall not exceed one year.

            In the event DFC does not enter into a supply or similar agreement with such independent supplier within such thirty (30) day period, and upon the expiration of the term of any such agreement or other termination thereof, the production of such Salerno Products shall again be subject to all the provisions of this Agreement, including, but not limited to, Section 5 and Pate's Right of First Refusal.

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      5.7. Release. DFC may request in writing that Pate's release DFC from
Pate's Right of First Refusal in connection with a given Salerno Product and a given order if, in DFC's President's reasonable business judgment, Pate's Right of First Refusal is causing a material and adverse financial detriment to DFC. Pate's may grant or deny such requests in its sole discretion. Any such request which is granted by Pate's must be evidenced by a written waiver from DFC of any implication of additional concession, waiver, or modification of Pate's Right of First Refusal and such waiver shall only apply to the specific Products and orders contained in the written request of DFC.

6. Aggregate Minimum Production of Products

      6.1. The parties hereby agree that during each calendar year commencing on January 1, 1999, the minimum aggregate production of Products shall be one million, three hundred thousand (1,300,000) cases (the "Minimum Aggregate Production").

      6.2. Within sixty (60) days following the end of each calendar year, Pate's shall certify the aggregate number of cases of Products manufactured by Pate's for DFC. To the extent that such aggregate does not meet, or exceed, the Minimum Aggregate Production, DFC shall pay to Pate's an amount equal to the Minimum Aggregate Production, less the number of cases so certified, times Zero Dollars and Fifty Cents ($.50).

      6.3. With respect to DFC Products manufactured hereunder, such DFC Products shall be subject to the provisions of Sections 1, 2, 3, 4, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 20, and 21 of this Agreement.

7. Equipment and Capacity

      7.1. Pate's shall furnish and maintain, at its own cost and expense, all equipment necessary to manufacture and package any Product in accordance with the Specifications and in compliance with Federal, state, and local laws, rules, and regulations.

      7.2. If DFC shall supply any equipment to Pate's, such equipment shall at all times remain the property of DFC and shall be clearly designated as such. Pate's shall not cause or permit any liens or encumbrances upon such equipment. Pate's shall not use any such equipment for the production of products for any company other than DFC, without DFC's prior written consent, which may be withheld. Pate's shall be responsible for maintenance of such equipment, and shall return it to DFC promptly upon termination of this Agreement in as good condition as received, ordinary wear and tear excepted. DFC IS NOT THE MANUFACTURER OF ANY SUCH EQUIPMENT AND THEREFORE MAKES NO EXPRESS WARRANTIES AND DFC DISCLAIMS ANY AND ALL IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO SUCH EQUIPMENT AND SHALL HAVE NO RESPONSIBILITY FOR ANY LOSSES, INJURIES, OR DAMAGE THAT MAY OCCUR IN CONNECTION WITH, OR RELATED TO, SUCH EQUIPMENT.

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8. Compensation, Payment, Materials, and Title

      8.1. As full and complete compensation for all services performed and Product purchased and sold hereunder, Pate's shall be entitled to receive compensation on a per Product, per case, basis at the price indicated on the Product list set forth on Exhibit A, as such may be amended from time to time. Pricing shall be reviewed annually for all components (except for raw materials and packaging, which shall be reviewed semi-annually) and may be adjusted only upon the mutual agreement of Pate's and DFC, to reflect a change in costs to Pate's and compliance with the procedures of this Section 8.

      8.2. Except for raw materials and packaging as provided in Section 8.3 below, Pate's will submit its annual request (if any) for an increase in pricing to DFC at least sixty (60) days prior to the effective date of the requested increase in pricing, and any requested increase shall be effective only upon the mutual agreement of Pate's and DFC.

      8.3. With respect to pricing for raw materials and packaging, Pate's will submit its semi-annual request (if any) for an increase in pricing to DFC at least sixty (60) days prior to the effective date of the requested increase in pricing; any such requested increase shall be effective only if the aggregate cost to Pate's of raw and packaging materials has increased Pate's total direct cost by five percent (5%) or more.

      8.4. Notwithstanding the provisions of Sections 8.2 and 8.3, if the Specifications change and thereby directly cause Pate's cost to produce a Product to increase, Pate's may, within thirty (30) days after the date of such change, request a cost increase equal to such additional cost in accordance with
Section 8.2.

      8.5. Pate's agrees to use its best efforts to contain costs by obtaining competitive prices on raw and packaging materials and by operating efficiently. DFC shall be entitled to audit any underlying documents relating to ingredient and packaging materials relied on by Pate's to support any price adjustment requested hereunder. Notwithstanding the foregoing, if Pate's agrees to participate in any research and development product trials requested by DFC, Pate's shall be entitled only to its substantiated direct costs for labor and materials for Product manufactured during any such trials or as otherwise agreed upon between the parties. Pate's shall not be reimbursed for start-up production costs for any Product or for Product trials or trial runs made by Pate's, unless DFC requests the same.

      8.6. Invoices for Product shall be sent to DFC at the time of shipment. A cash discount of one percent (1%) will be taken if the invoice is paid within fifteen (15) days. Payment in full shall be due within thirty (30) days after receipt by DFC of invoice and Product. A late charge of one and one half percent (1 1/2%) shall be paid by DFC for every thirty (30) day period any invoice remains unpaid after such thirty (30) days. All invoices shall have the DFC purchase order number and bill of lading number written on them and be accompanied by a signed copy of the outbound bill of lading setting forth the relevant DFC purchase order number, consignee, production codes, and quantities of each Product shipped. Invoices shall be sent to DFC's Vice President and Chief Financial Officer, or as otherwise designated by DFC in writing.

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      8.7. DFC and its agents shall have access to Pate's plants once each calendar quarter for the purpose of performing system and inventory audits pertaining to DFC or this Agreement. Pate's shall be notified in advance of the names of all such visiting DFC personnel or agents and their intended dates of arrival. DFC shall also be entitled to audit any underlying documents relied on by Pate's to support any price increase requested hereunder.

      8.8. Title to all Product shall be and remain in DFC. Such Product shall be segregated on Pate's premises and either (i) clearly designated as the property of "The Delicious DFC Company, Inc." or (ii) placed in DFC, Salerno, or Mama's packaging clearly displaying a DFC, Salerno or Mama's brand name. Immediately upon termination of this Agreement for any reason whatsoever, Pate's shall return to DFC all inventory of materials purchased by DFC and all Product.

9. Quality Control and Testing

      9.1. Pate's shall manufacture Product strictly in accordance with all applicable laws, rules, and regulations, and any Specifications issued by DFC to Pate's. DFC reserves the right at any time to delete, alter, or add to the Specifications. If any such change contains requirements beyond the scope of any quality standards contemplated by this Agreement and a cost increase results from such change, Pate's may, within thirty (30) days after the date of such notice, request a cost increase equal to such additional cost. Such increase shall become effective on the effective date of the Specification change.

      9.2. Pate's shall store all raw materials, packaging materials, and finished Product in a clean, dry area, free from insects and rodents, in a manner to prevent entry of foreign materials. Storage and handling shall be performed strictly in accordance with the provisions of all applicable laws, the Specifications, and any written instructions issued by DFC to Pate's. Raw materials may not be used beyond such shelf life as may reasonably be designated by DFC, and shall be used on a first-in, first-out basis. Pate's shall conform to any shelf-life requirements reasonably designated by DFC.

      9.3. Pate's shall have each shipment of raw materials and packaging materials, whether supplied or purchased by DFC or purchased by Pate's, analyzed for such matters as DFC may reasonably require, before any said materials can be used in making and packaging the Product. Such analysis may be conducted in-house or by an outside laboratory approved by DFC. Outside lab tests are an exception and expenses will be negotiated on an as-needed basis. All test results are to be documented and available for inspection or statistical summary, at DFC's request.

      9.4. Pate's shall not use any raw materials or packaging materials that do not strictly comply with DFC's instructions or applicable laws, rules, or regulations. If there is any question as to the acceptability of any raw material or packaging material, Pate's shall contact DFC's Vice President and Chief Financial Officer, or his or their designate(s). If Pate's uses any nonconforming material without prior written approval by DFC, Pate's shall be responsible for all losses, costs, and expenses suffered or incurred by DFC as a result of such use. The foregoing shall apply regardless of any involvement DFC may have had in connection with such material, including, but not limited to, supplying or purchasing material or designating approved suppliers.

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      9.5. Pate's shall perform all in-process and finished Product checks necessary to assure Product quality and any other checks reasonably required by DFC. These tests are to be considered routine and are to be performed at Pate's expense. All test results are to be documented and summarized as directed in the Specifications or the Quality Assurance Manual.

      9.6. No Product shall be released for shipment, unless it strictly complies with the Specifications and all applicable laws, rules, and regulations. Pate's shall place any noncomplying Product on hold. Product that does not strictly comply shall be put on hold and may be released only with the prior written approval of DFC.

      9.7. DFC may, at any time, in its absolute discretion, institute a positive release program for Pate's. If such positive release program is instituted, no Product shall be shipped and all Product shall remain on hold at Pate's premises until released by DFC in writing.

      9.8. Product put on hold pursuant to Sections 9.6 and 9.7 shall be properly tagged and isolated and shall not be released without the prior written approval of DFC. DFC shall not be required to pay for any Product rejected or placed on hold, if the Product hold is attributable to Pate's production method or any material used by Pate's. Pate's shall reimburse DFC for expenses relating to the hold actually incurred including, but not limited to, any raw materials or packaging materials purchased by DFC.

      9.9. All rejected Product will be disposed of in a manner consistent with all applicable laws, rules, and regulations and as approved by DFC, which approval shall not be unreasonably withheld. No Product or Product in process can be sold as salvage without the prior written approval of DFC.

      9.10. Production codes for Product must be in accordance with DFC's instructions. Pate's shall maintain detailed records on raw and packaging materials usage, finished Product production by code date, and shipping of Product, so that Product can be traced in case of a recall. Such records shall also comply with the reasonable instructions issued by DFC. Pate's shall be capable of giving a complete response to DFC within two (2) hours of notification during the operating hours of the Plant, including the code date and location of each case of Product. Unless necessary to prevent serious injury or death, Pate's cannot initiate a recall or withdrawal of the Product. If a recall or withdrawal must be initiated before notice to DFC in order to prevent serious injury or death, notice must be provided as soon as is reasonably feasible.

      9.11. Pate's shall reimburse and indemnify DFC for all losses, costs, and expenses of any recall of Product or withdrawal from store shelves attributable to Pate's or any materials used by Pate's. DFC shall reimburse and indemnify Pate's for all losses, costs, and expenses of any recall of Product or withdrawal from store shelves attributable to DFC or any materials used by DFC.

      9.12. Pate's Plant and all Products so designated by DFC shall be authorized as manufactured under the supervision of the Kashruth Division of Orthodox Jewish Congregations of America and all Products shall be certified thereunder as either kosher and pareve, bearing the O.U.D. symbol of certification.

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10. Inspection Access

      10.1. Pate's plant shall meet all requirements established by Federal, state, or local regulations or any requirements reasonably established by DFC, including, but not limited to, Good Manufacturing Practices and Hazard Analysis Critical Control Points programs. DFC and its agents shall have access to Pate's plant at any time and at all times Product is in process, for the purpose of conducting inspections and performing quality control audits; Pate's shall have access to the results of any test performed by Pate's or at Pate's directions. DFC's presence does not relieve Pate's of any obligations it may have under this Agreement.

      10.2. If the Food and Drug Administration or any other Federal, state, or local governing agency gives notice of or makes an inspection at Pate's premises, seizes any Product, or requests a recall, DFC shall be notified immediately. Duplicates of any samples of Product taken by such agency shall be sent to DFC promptly.

11. Quality Control Samples and Reports

      11.1. At its own cost and expense, Pate's shall collect and keep retention samples in accordance with DFC's reasonable directions. In addition, routine samples limited to the amount reasonably necessary for DFC's quality-control purposes shall be sent to DFC at Pate's cost and expense, including costs for freight.

      11.2. Pate's shall not change any formula or ingredients with respect to any Product without the prior written consent of DFC.

12. Time of the Essence

      12.1. The parties acknowledge time is of the essence in this Agreement.

13. Warranties; Conformity

      13.1. The Product furnished to DFC under this Agreement shall be of the best quality and pure and free from adulteration, and Pate's does hereby warrant and guarantee to DFC that at the time of delivery the Product shall (i) comply with all applicable Federal, state, and local laws and regulations, including, without limitation, the FDCA and the FTCA, (ii) not be adulterated or misbranded within the meaning of the FDCA, (iii) not be an article which, under the provisions of Section 404 and 505 of the FDCA, may not be introduced into interstate commerce, (iv) not be in violation of the provisions of the Food Additives Amendment of 1958, (v) be in full compliance with California's Safe Drinking Water and Toxic Enforcement Act of 1986, as amended from time to time, and all regulations promulgated thereunder, and are products which do not require any form of warning under such Act, and (vi) conform with any samples approved by DFC and with the Specifications.

      13.2. Neither payment by DFC nor quality assurance release by DFC shall be considered acceptance of any Product, and DFC may reject any Product which does not conform to the warranties of Pate's hereunder.

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                                      - 11 -

      13.3. Pate's warrants and represents that Pate's will comply with all applicable labor and employment laws, including, without limitation, all laws and regulations under the Federal Occupational Safety Hazards Act (OSHA), as amended. Pate's agrees to furnish DFC the expiration date of any union contract. Such information shall be provided no later than ninety (90) days after the execution of this Agreement, and shall be updated promptly after the parties agree upon any new expiration date. In addition, Pate's shall notify DFC of any potential strike or labor action, of which Pate's is aware, in Pate's facility or that could affect the production or shipment of the Product.

      13.4. The foregoing provisions are in addition to, and are not intended to limit or replace, any of DFC's rights or Pate's duties and obligations arising out of any other provision of this Agreement or any other applicable law.

14. Trademark; Proprietary Information

      14.1. During the course of its performance of this Agreement, Pate's may, employing artwork, mechanical, and packaging cylinders furnished by DFC, and in compliance with all applicable laws, cause to be printed on the packaging materials and shipping containers of the Product those trademarks and/or trade names that DFC may designate in writing from time to time. Pate's will not use in any way, and will not remove, alter, or change in any way, any trademark, trade name, logo, or other commercial symbol of DFC, without the prior written permission of DFC.

      14.2. Nothing set forth in this Agreement shall be construed to grant to Pate's any right to or interest in any trademark, trade name, copyright, patent, or know-how owned or asserted to be owned by DFC or any of its affiliates. Pate's use of such trademarks, trade names, copyrights, patents, or know-how shall constitute an infringement thereof and/or a violation of DFC's rights. Pate's will exercise due care to protect the trade name, trademarks, and general goodwill of DFC and refrain from any activities detrimental thereto. All use of, and all good will pertaining to, DFC's trade names, trademarks, and logos shall accrue to DFC's sole benefit.

      14.3. The parties acknowledge and agree the Specifications, the Quality Assurance Manual, and Technical Information are confidential and are proprietary to DFC, regardless of whether they were developed by DFC or by Pate's. Pate's agrees that any Specifications and Technical Information it may develop shall be a "work for hire" in favor of DFC and subject to DFC's obligations to reimburse Pate's for direct costs pursuant to Section 8.5, hereinabove. Pate's hereby assigns to DFC all of Pate's interest in any such Specifications, the Quality Assurance Manual, and Technical Information exclusively to its production of the Product, and limit its production of the Product to DFC's orders. Following a valid termination of this Agreement pursuant to its terms, Pate's shall turn over all copies of the Specifications, the Quality Assurance Manual, and Technical Information to DFC and shall not make any use whatsoever of any Specifications, the Quality Assurance Manual, or Technical Information without DFC's prior consent. During the terms of this Agreement and indefinitely thereafter, Pate's shall maintain the Specifications, the Quality Assurance Manual, and Technical Information in strict confidence, not disclose the Specifications, the Quality Assurance Manual, or Technical Information to any other person. Pate's shall, to the extent reasonably practical, neither acknowledge nor disclose directly

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                                      - 12 -
or indirectly to any third party, without DFC's written consent, that it has entered into this Agreement, unless such third party has entered into a written confidentiality agreement with Pate's prohibiting further disclosure and Pate's has notified DFC of such disclosure. To help preserve confidentiality, Pate's shall, to the extent reasonably practical, not permit any third party to view the production of any Product.

      14.4. Pate's shall require every one of its employees who views or is advised orally of any material part of the Specifications, the Quality Assurance Manuals, and Technical Information to sign a Confidentiality Agreement substantially similar to that attached as Exhibit C.

15. Insurance; Indemnification

      15.1. Pate's shall provide all proper safeguards and shall assume all risks in its performance of this Agreement and shall indemnify and hold harmless DFC from and against any and all loss, liability, damages, claims for damages, suits, recoveries, judgments, or executions, including costs, expenses, and reasonable attorneys' fees, that may be claimed, asserted, or recovered against DFC by any person, firm, or corporation whatsoever or whomsoever arising out of any obligation of Pate's under this Agreement, out of possession, use of consumption by any person of the Product supplied by Pate's to DFC under this Agreement, or out of any actual or alleged injury to person or property or death occurring to any of Pate's employees, agents, or any individual on Pate's premises. Pate's shall indemnify and hold harmless DFC in the event of any injury in connection with materials or equipment supplied by DFC, provided such injury is a result of the use by Pate's or its agents of the materials or equipment.

      15.2. Pate's shall carry with companies satisfactory to DFC: (i) Workers' Compensation and Employee's Liability Insurance; (ii) Standard Form Fire and Extended Coverage Insurance inuring to DFC's benefit for the full replacement value of any of the Product or any premiums or packaging materials in the care, custody, or control of Pate's; and (iii) Public Liability Insurance including Contractual Liability and Products Liability Coverage (with Broad Form Vendor's Endorsement naming DFC and its authorized distributors and customers as insured) with a combined single limit of not less than Ten Million Dollars ($10,000,000). Pate's shall submit policies and/or certificates of insurance evidencing the above coverage (which shall include an agreement by the insurer not to cancel or materially alter its coverage except upon thirty (30) days' prior written notice to DFC) to DFC upon DFC's written request therefor. Product Liability Insurance shall continue in effect for DFC's benefit for a period of one (1) year from the date of the last delivery of Product to DFC. In case of Pate's failure to carry said policies and/or furnish certificates of insurance or upon cancellation of any required insurance, DFC may, at its option, immediately terminate this Agreement unless (in the case of cancellation) Pate's obtains substitute insurance coverage before such insurance becomes canceled and provides DFC with satisfactory evidence thereof.

16. Relationship of the Parties

      16.1. Pate's shall be deemed an independent contractor with respect to the terms and provisions of this Agreement and it shall not in any respect act as an agent or employee of DFC. All persons employed in connection with the manufacture and/or supply of the Product shall be

--------------------------------------------------------------------------------
employees or agents of Pate's and under no circumstances shall Pate's or any of its employees or agents be deemed the employees or agents of DFC.

17. Term; Termination

            17.1. This Agreement shall remain in effect indefinitely unless terminated in accordance with this Section below:

            17.1.1 Pate's may terminate this Agreement at any time upon giving DFC ninety (90) days' notice.

            17.1.2 Notwithstanding any other provision of this Agreement, either party may terminate this Agreement immediately only if:

                  (a) the other party suspends or discontinues its business
            operations; makes any assignment for the benefit of its creditors; commences voluntary proceedings for liquidation in bankruptcy; admits in writing its inability to pay its debts generally as they become due or consents to the appointment of a receiver; trustee, or liquidator of the other party or of all or any material part of its property; or if there is an execution of a material portion of its assets;

                  (b) the other party shall commence any case, proceeding, or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to its debts;

                  (c) there shall be commenced against the other party any case, proceeding, or other action of a nature referred to in clause (b) above which results in the entry of an order for relief or any such adjudication or appointment or remains undismissed, undischarged, unstayed, or unbonded for a period of ninety (90) days; or (ii) there shall be commenced against the other party any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iii) the other party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) or (ii) above; or

                  (d) Pate's assigns its rights to a party who is at the time of transfer involved as an adverse party in material and adverse litigation against DFC.

            17.1.3 Either party may terminate this Agreement after notice to the other party only if the other party materially fails to comply with any covenant of such other party in

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                                      - 14 -
      this Agreement and such failure continues for more than thirty (30) days after written notice thereof from such party.

            17.1.4 DFC may terminate this Agreement three (3) years after any transfer by Pate's of this Agreement, or the rights established herein, whether by asset sale, merger, or business combination with any entity, or by a stock sale to any entity wherein after the transfer the existing owners of Pate's on the date of this Agreement own less than fifty percent (50%) of the transferee.

      17.2. Within ninety (90) days after the termination of this Agreement, for any reason other than Pate's breach, DFC shall transfer out and pay for any raw materials covered under the purchase portion of this Agreement; which are not then being used by Pate's in a reasonable volume for another customer. DFC shall transfer and pay out for such material in an amount up to but not to exceed a ninety (90) day supply under this Agreement. At its option, DFC may place additional orders with Pate's to consume existing stocks of such items.

            Upon termination of this Agreement for any reason whatsoever, Pate's shall deliver to DFC all Specifications, the Quality Assurance Manual, and Technical Information, other confidential information, artwork, all premiums and packaging materials purchased by DFC and all other materials, supplies, or equipment provided by DFC. Pate's shall also deliver to DFC all Product manufactured hereunder, and shall invoice DFC in accordance with the terms hereof. Any Product on hold at the time of termination shall be disposed of in accordance with the instructions of DFC.

      17.3. Upon termination of this Agreement, copies of all DFC-related records shall be disposed of in accordance with DFC's instructions. All such records will be kept by Pate's for a minimum of three (3) years following production, or such other time period as DFC may specify in writing.

18. Agency Fee and Warrant

      18.1. In consideration for the services rendered in connection with the termination of the Old Manufacture Agreement and the execution of this Agreement, DFC hereby agrees to pay to American Pacific Financial Corp. an agent fee in the aggregate amount of One Hundred Thousand Dollars ($100,000), payable in full on the earlier of one hundred twenty (120) days following the date hereof or ten (10) business days following the effective date of DFC's initial public offering.

      18.2. In consideration for the services rendered in connection with the termination of the Old Manufacturing Agreement and the execution of this Agreement, DFC hereby agrees to grant to Capital Foods L.L.C. on the Effective Date a Warrant (the "Warrant") to purchase 100,000 shares of DFC's common stock at an exercise price of $5.50 per share. The Warrant shall be granted on the Effective Date, shall expire on the tenth (10th) anniversary of the Effective Date, and shall be substantially in the form of Exhibit D attached hereto and by this reference incorporated herein.

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                                      - 15 -

19. Applicable Law

      19.1. This Agreement shall be construed in accordance with the laws of the State of Illinois, without regard to its rules on conflicts of law. The parties agree to sole jurisdiction and venue in any Federal or state court in Cook County, Illinois, and each party hereby consents to the jurisdiction of such courts over itself in any action relating to this Agreement. The parties further agree that the prevailing party shall be entitled to recover from the non-prevailing party reasonable expenses, including without limitation attorneys fees and costs.

20. Notice; Designation

     20.1. Unless otherwise indicated herein, all notices, requests, demands, or other communications to the respective parties hereto shall be deemed to have been given or made (a) when deposited in the mails, registered or certified mail, return receipt requested, postage prepaid; or (b) if sent by means of overnight delivery service, when delivered to such service, addressed to the respective party at the following address:

            The Delicious Frookie Company, Inc.
            2720 River Road, Suite 126
            Des Plaines, IL  60018
            Attention: Michael J. Kirby
            President and Chief Executive Officer
            Telephone:  847-699-5900, Ext. 205
            Facsimile:  847-699-5940

            with a copy to:

            Gordon & Glickson P.C.
            444 North Michigan Ave.
            Suite 3600
            Chicago, Illinois  60611-3903
            Attention:  Philip Palmer McGuigan
            Telephone:  312-321-7659
            Facsimile:  312-321-9324

            Pate's Bakery LLC
            1450 Pate Plaza Road
            South Beloit, IL   61080
            Attention:  General Manager
            Telephone:  815-389-5068
            Facsimile:  815-389-5064

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                                      - 16 -
            with a copy to:

            Fisher Thurber LLP
            4225 Executive Square
            Suite 1600
            LaJolla, CA   92037
            Attention:  David A. Fisher
            Telephone:  619-535-9400
            Facsimile:  619-535-1616

      20.2. If a specific contact person is designated in a provision, notice concerning the subject matter of such provision shall be directed to such person. The address or the name of any party or contact person may be changed by sending notice in the manner set forth above. Unless otherwise indicated, if no contact person is designated for a specific function as set forth in this Agreement, the contact person for such function shall be the President and Chief Executive Officer for DFC and the General Manager for Pate's.

21. Successors; Assignment

      21.1. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties.

22. Modification; Nonwaiver; Severability

      22.1. Neither this Agreement nor any part hereof may be changed, altered, or amended orally. Any modification must be by written instrument signed by the party against whom enforcement of the change, alteration, or amendment is sought.

      22.2. Failure by either party to exercise promptly any right granted herein or to require strict performance of any obligation imposed hereunder shall not be deemed a waiver of such rights.

      22.3. If any provision of the Agreement is held ineffective for any reason, the other provisions shall remain effective.

      IN WITNESS WHEREOF, the parties hereto have caused this Manufacturing Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


PATE'S BAKERY LLC                       THE DELICIOUS FROOKIE COMPANY, INC.


By: /s/ Robert D. Long                  By:  /s/ Michael Kirby
   ---------------------------------       ------------------------------------
                             Manager                                  President


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                                      - 17 -

                                LIST OF EXHIBITS

EXHIBIT A               PRODUCT PRICE LIST

EXHIBIT B               APPROVED SUPPLIERS

EXHIBIT C               FORM OF CONFIDENTIALITY AGREEMENT

EXHIBIT D               FORM OF WARRANT



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                                      - 18 -

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE LAWS OF ANY STATE, AND THUS MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                                     WARRANT

                                                      Warrant to purchase
                                                      100,000
                                                      Warrant Shares (subject
                                                      to adjustment)

                       THE DELICIOUS FROOKIE COMPANY, INC.
                             a Delaware corporation

      The Delicious Frookie Company, Inc., a Delaware Corporation (the "Company"), for value received, hereby grants to Capital Foods LLC, a Nevada limited liability company, or any "Person" (as hereinafter defined) to whom this Warrant may be transferred (the "Holder"), the right, subject to the terms and conditions set forth herein, to purchase from the Company, at any time and from time to time, up to one hundred thousand (100,000) duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock, $______ par value, of the Company (the "Common Stock"), at an initial purchase price on a per share basis (the "Exercise Price"), subject to adjustment as provided in
Section 3 hereof, equal to Five Dollars and Fifty Cents ($5.50); provided, however, that this Warrant must be exercised, if at all, in whole or in part, on or before the tenth (10th) anniversary of the date of issuance of this Warrant. The number and character of the securities purchasable upon exercise of such rights of purchase, and the Exercise Price, are subject to adjustment as provided herein. The term "Warrant" as used herein shall include this Warrant, any Warrant issued in substitution for or replacement of this Warrant, or any Warrant into which this Warrant may be divided or exchanged. The term "Warrant Shares" shall mean the Common Stock issuable upon exercise of this Warrant. For purposes hereof, the term "Person" shall include any natural person, corporation, limited liability company, joint venture, partnership, trust or other entity.

1. METHOD OF EXERCISE; PAYMENT OF EXERCISE PRICE

(a) Subject to the other terms and conditions of this Warrant, the purchase rights evidenced by this Warrant may be exercised in whole or, from time to time, in part, at the times and subject to the conditions set forth above, by the Holder's presentation of this Warrant to the Company at its principal offices, accompanied by a duly executed Notice of Exercise, in the form attached hereto as Exhibit A and by this reference incorporated herein, and by payment of the aggregate Exercise Price in the manner specified in Section 1(b) hereof, for the number of Warrant Shares specified in the Notice of Exercise.

(b) The aggregate Exercise Price for the number of Warrant Shares specified in any Notice of Exercise may be paid at the Holder's election either: (i) in cash by certified check or wire transfer of immediately available funds; or (ii) by surrender of the Warrant as provided in this subsection (b) (a "Net Issuance"). If the Holder elects the Net Issuance method, the Company will issue Warrant Shares in accordance with the following formula:

                                   X = Y(A-B)/A

Where:      X = the number of Warrant Shares to be issued to the Holder

            Y = the number of Warrant Shares for which this Warrant is requested to be exercised

            A = the "Current Fair Market Value" of one share of Common Stock

            B =the Exercise Price

As used herein, the "Current Fair Market Value" of one share of Common Stock, shall mean:

      (i) if the exercise of the Warrant is in connection with the first primary offering of Common Stock by means of a registration statement filed by the Company in accordance with the Securities Act of 1933, as amended (or any successor Federal statute) which offering does not exclusively relate to securities under an employee stock option, bonus or other compensation plan (the "Initial Public Offering"), and if the Company registration statement relating to the Initial Public Offering has been declared effective by the Securities and Exchange Commission, then the initial "price to public" specified in the final prospectus with respect to the Initial Public Offering; or

      (ii) if the exercise of the Warrant is not in connection with, or is after, the Initial Public Offering, then:

            (1) If traded on a securities exchange or the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three business days prior to the date of exercise;

            (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three business days prior to the date of exercise; and

            (3) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company's Board of Directors.

      (c) In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days after such exercise. If this Warrant is exercised in part only, as soon as is practicable after the presentation and surrender of this Warrant to the Company for exercise, the Company shall execute and deliver to the Holder a new Warrant, containing the same terms and conditions as this Warrant, evidencing the right of the Holder to purchase the number of Warrant Shares as to which this Warrant has not been exercised. Upon receipt of this Warrant by the Company at its principal offices accompanied by the items required for exercise specified in subsection (a) above, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise and a stockholder of the Company, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares may not then be actually delivered to the Holder.

2. EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT

      (a) Any sale, transfer, assignment or hypothecation of this Warrant, whether in whole or in part, must be in compliance with Section 5 hereof. Any assignment, transfer or hypothecation of this Warrant, whether in whole or in part, shall be made by the presentation and surrender of this Warrant to the Company at its principal offices, accompanied by a duly executed Assignment Form, in the form attached hereto as Exhibit B and by this reference incorporated herein. Upon the presentation and surrender of these items to the Company, in the event the Warrant is being transferred in its entirety, the Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, containing the same terms and conditions as this Warrant, in the name of the new Holder or Holders as named in the Assignment Form, and this Warrant shall at that time be canceled, and, in the event the Warrant is being transferred in part, the Company, at its sole expense, shall execute and deliver to the new Holder or Holders a new Warrant or Warrants, containing the same terms and conditions as this Warrant, in the name of the new Holder or Holders as named in the Assignment Form, and to the Holder of this Warrant, a new Warrant, containing the same terms and conditions as this Warrant, evidencing the right of the Holder to purchase the number of Warrant Shares as to which this Warrant was not transferred.

      (b) This Warrant, alone or with any other Warrant owned by the same Holder containing substantially the same terms and conditions, is exchangeable at the option of the Holder but at the Company's sole expense, at any time prior to its expiration either by its terms or by its exercise in full, upon presentation and surrender to the Company at its principal offices, for another Warrant or other Warrants, of different denominations but containing the same terms and conditions as this Warrant, entitling the Holder to purchase the same aggregate number of Warrant Shares that were purchasable pursuant to the Warrant or Warrants presented and surrendered. At the time of presentation and surrender by the Holder to the Company, the Holder shall also deliver to the Company a written notice, signed by the Holder, specifying the denominations in which new Warrants are to be issued to the Holder.

      (c) The Company shall execute and deliver to the Holder a new Warrant containing the same terms and conditions as this Warrant upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, provided that: (i) in the case of loss, theft or destruction, the Company receives from the Holder a reasonably satisfactory indemnification; and (ii) in the case of mutilation, the Company receives from the Holder a reasonably satisfactory form of indemnity and the Holder presents and surrenders this Warrant to the Company for cancellation. Any new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company regardless of whether the Warrant that was lost, stolen, destroyed, or mutilated is enforceable by anyone at any time.

      (d) The Company will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof or of any Warrant Shares issued upon such exercise, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided, that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

3. ADJUSTMENTS OF EXERCISE PRICE

      (a) Except as provided herein, upon the occurrence of any of the events specified in this Section 3, the Exercise Price in effect at the time of such event and the number of Warrant Shares then purchasable pursuant to this Warrant at that time shall be proportionately adjusted as provided herein.

      (b) If the Company shall issue any Common Stock or securities exercisable for or convertible into Common Stock other than Excluded Stock, for a consideration per share less than the applicable Exercise Price in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by Section 3(c), (d), and (e)), the Exercise Price in effect immediately after each such issuance shall forthwith (except as provided in this Section 3) be reduced by the full amount by which the Exercise Price for each such Warrant Share then in effect exceeds the issue price per share of such additional issued Common Stock. For purposes of this Section 3 the term Excluded Stock shall include all securities issued or issuable under the Company's existing and future stock option plans and any warrants to purchase the Company's securities outstanding on the date hereof.

      (c) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Exercise Price shall be appropriately decreased so that the number of Warrant Shares issuable on exercise of this Warrant shall be increased in proportion to such increase of outstanding shares.

      (d) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Exercise Price shall be appropriately increased so that the number of Warrant Shares issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

      (e) In case of any capital reorganization, or any reclassification of the stock of the Company (other than as a result of a stock dividend or subdivision, split-up or combination of shares), the Warrant shall, after such capital reorganization or reclassification, be exercisable into the kind and number of shares of stock or other securities or property of the Company or otherwise to which such Holder would have been entitled if immediately prior to such capital reorganization or reclassification such Holder had exercised this Warrant. The provisions of this clause (e) shall similarly apply to successive reorganizations and reclassifications.

      (f) All calculations under this Section 3 shall be made to the nearest one hundredth (1/100) cent or to the nearest one hundredth (1/100) of a share, as the case may be. In no event shall the Exercise Price be reduced to less than $.01.

      (g) No adjustment in the Exercise Price need be made if such adjustment would result in a change in the Exercise Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Exercise Price.

      (h) The Company will not, by amendment of its Articles of Incorporation or otherwise, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder hereof against impairment.

      (i) Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder hereof a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of any Holder hereof, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of Warrant Shares and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

      (j) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any right, the Company shall mail to the Holder hereof at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

      (k) For purposes of this Section 3, equity securities owned or held at any relevant time by or for the account of the Company in its treasury shall not be deemed to be outstanding for purposes of the calculations and adjustments described.

4. STOCK FULLY PAID; RESERVATION OF WARRANT STOCK

      The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to issuance (excluding taxes based on the income of Holder).

The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of the rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

5. TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933

      (a) This Warrant, the Warrant Shares, and all other equity securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Act"), and all applicable state securities statutes, or an opinion of counsel acceptable to the Company to the effect that such registration is not required.

      (b) The Company shall cause the following legend to be set forth on each certificate representing this Warrant, the Warrant Shares, or any other equity security issued or issuable upon exercise of this Warrant, not theretofore distributed to the public or sold to underwriters, as defined in the Act:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE LAWS OF ANY STATE, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH LAWS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

6. FRACTIONAL SHARES

      No fractional shares of Warrant Stock or scrip representing fractional shares of Warrant Stock shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a unit or any security called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the "current fair market value" of that share, reasonably determined in accordance with Section 1 hereof.

7. RIGHTS OF THE HOLDER

      The Holder shall not be entitled to vote on any and all matters for which a holder of Common Stock is entitled to vote. Except as specifically provided in this Warrant, the Holder shall not be entitled to any other rights as a stockholder of the Company by reason of this Warrant, either at law or equity.

8. NOTICES

      Except as may be otherwise expressly provided herein, any notice, consent, or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been given: (i) three days after the date sent by United States certified mail, return receipt requested, with proper postage thereon; (ii) one day after sent if sent by overnight courier of national cognition; or (iii) when transmitted or delivered, if sent by facsimile or personally delivered (as the case may be), and shall be addressed as follows:

      (a) if to the Company, at 2720 River Road, Suite 126, Des Plaines, IL 60018, Attention: Chief Executive Officer; and

      (b) if to the Holder, at _______________________________________________.
Attention: ______________________,

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

9. APPLICABLE LAW

      Illinois law shall govern the interpretation, construction, and enforcement of this Warrant and all transactions and agreements contemplated hereby, notwithstanding any state's choice of law rules to the contrary. Any litigation related to this Warrant may be maintained only in the Federal district court for the Northern District of Illinois (or any successor jurisdiction) or in an Illinois state court in Cook County, and each party hereby irrevocably consents and submits to the jurisdiction of that Federal or state court and irrevocably waives any objection the party may have based upon improper venue, forum non conveniens, or other similar doctrines or rules.

10. MISCELLANEOUS PROVISIONS

      (a) Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Shares.

      (b) This Warrant may not be modified or terminated, nor may any performance or condition hereof be waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of such modification, termination, or waiver is sought.

      (c) If any provision of this Warrant is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the remainder of this Warrant.

      (d) Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or of this Warrant. Unless otherwise provided herein, or unless the context otherwise requires, the use of the singular shall include the plural and the use of any gender shall include all genders.

ISSUED and executed this _____ day of March, 1998.


                        THE DELICIOUS FROOKIE COMPANY, INC.

                        By: ____________________________________________
                        Its: ___________________________________________

                                    EXHIBIT A

                               NOTICE OF EXERCISE

(To be executed by a Holder desiring to exercise the right to purchase Warrant Shares pursuant to the Warrant.)

The undersigned Holder of the Warrant hereby:

      (i) irrevocably elects to exercise the Warrant to the extent of purchasing ______________ Warrant Shares;

      (ii) (a) |_| makes payment in full of the aggregate Exercise Price for those Warrant Shares in the amount of $__________ by certified check or wire transfer of immediately available funds; or (b) |_| elects to exercise a Net Issuance for those Warrant Shares;

      (iii) requests that a certificate for such Warrant Shares be issued in the name of the undersigned or, if the name and address of some other person is specified below, in the name of such other person:

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            (Name and address of person other than the undersigned in whose name Warrant Shares are to be registered.)

      (iv) requests, if the number of Warrant Shares transferred are not all the Warrant Shares purchasable pursuant to the unexercised portion of the Warrant, that a new Warrant of like tenor for the remaining Warrant Shares purchasable pursuant to the Warrant be issued and delivered to the undersigned at the address indicated below.

Dated:      ________________             Holder:_______________________________


                                         By:__________________________________

                                         Its:__________________________________

                                         Address:______________________________

                                         ______________________________________

                                    EXHIBIT B

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned, _________________________, hereby sells, assigns and transfers unto:

Name:__________________________________________________________________________
                             (Please type or print)

Address:_______________________________________________________________________

the right to purchase _____ Warrant Shares pursuant to terms and conditions of the Warrant held by the undersigned. The undersigned hereby authorizes and directs the Company (i) to issue and deliver to the above-named assignee at the above address a new Warrant pursuant to which the rights to purchase being assigned may be exercised, and (ii) if there are rights to purchase Warrant Shares remaining pursuant to the undersigned's Warrant after the assignment contemplated herein, to issue and deliver to the undersigned at the address stated below a new Warrant covering such remaining rights. Except for the number of Warrant Shares purchasable, the new Warrants to be issued and delivered by the Company are to contain the same terms and conditions as the undersigned's Warrant. To complete the assignment contemplated by this Agreement Form, the undersigned hereby irrevocably constitutes and appoints the Company as the undersigned's attorney-in-fact to transfer the Warrants and the rights thereunder on the books of the Company, with full power of substitution for these purposes.

Dated:      ________________              Holder:_______________________________




                                          By:__________________________________

                                          Its:__________________________________

                                          Address:______________________________

                                          ______________________________________